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                                                                    EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made and entered into by and between EarthCare Company, a Delaware Corporation (hereinafter referred to as "EarthCare" or "Seller"), and Tempered Air Systems, Inc., a Georgia Corporation (hereinafter referred to as "Buyer").

                                  WITNESSETH:

         WHEREAS, the Seller is the owner of all of the capital stock of the following corporations, as well as the following assets:

         a. Hulsey Environmental Services, Co., Inc. (hereinafter referred to as "Environmental");

         b. John Hulsey Plumbing Heating & Cooling, Inc. (hereinafter referred to as "Plumbing"); (Such corporations are sometimes hereinafter referred to as the "Companies."); and

         c. Certain assets of the Atlanta service center, as hereinafter defined (hereinafter referred to as the "assets"; the stock in the companies and the assets to be sold being hereinafter referred to as "the acquisition property").

         WHEREAS, Seller owns all of the issued and outstanding capital stock of the Companies, and such capital stock is hereinafter referred to as the "Acquisition Stock."

         WHEREAS, the parties hereto desire that the Buyer acquire the acquisition property in exchange for cash and a note.

         NOW THEREFORE, in consideration of the premises and the representations, warranties, covenant and agreements contained in this Agreement, and for other good and valuable


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consideration the mutual receipt and sufficiency of which is hereby acknowledged by the parties hereto, THE PARTIES HERETO AGREE AS FOLLOWS:

1. PURCHASE AND SALE OF ACQUISITION PROPERTY.

   A. Upon basis of the representations and warranties contained herein and subject to the terms and conditions of this Agreement, at the time of "Closing" (as hereinafter defined) Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of the Acquisition Property.

   B. At the time of the Closing, as the purchase price for the Acquisition Property, and in exchange therefore, Buyer shall pay to Seller $1,000,000 cash,

   C. At the Closing the Buyer shall also deliver to the Company a note for Three Hundred Thousand Dollars ($300,000.00) at 10% interest, simple, with no interest accrued or principal service for two years, followed by a three year monthly amortization after said two years, with 36 equal monthly payments commencing on the first day of the twenty fifth month following closing.

   D. The Atlanta service center assets to be conveyed are set out on schedule 4-F-1(a).

2. CLOSING. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Acquisition Property (the "Closing") shall be held on or before August 31, 2001, at the offices of Hartness & Link, P.C., 620 Spring Street, Gainesville, Georgia, or at such other time and date as shall be mutually agreed upon by the parties hereto in writing. (Such time and date is sometimes hereinafter referred to as the "Closing Date" or "Closing").

3. PROCEDURE AT THE CLOSING. The parties hereto agree to take the following steps in the order listed:


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   A. Seller shall deliver to the Buyer the Acquisition Property, and such share certificates, bills of sale, assignments and other instruments to transfer to the Buyer good and marketable title to the Acquisition Property, free and clear of all liens, claims, and encumbrances.

   B. In exchange for the Acquisition Property, Buyer shall deliver to Seller the purchase price as set out in Section 1, Paragraphs B and C, the cash portion to be paid by a trust check from Hartness & Link, P.C.

4. REPRESENTATIONS AND WARRANTIES OF SELLER. In order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereunder, the Seller hereby makes the following representations, warranties, covenants, and agreements:

   A. ORGANIZATION AND EXISTENCE.

      (1) Environmental is a corporation duly organized and legally existing in good standing under the laws of the State of Georgia, and has all requisite corporate power to carry on its business as now conducted. Environmental is qualified to do business in the State of Georgia which is the only state which by the nature of the business of Environmental and the character of the properties owned or leased by it requires qualification to do business as a foreign corporation. Seller has delivered to Buyer a true and correct copy of the Articles of Incorporation of Environmental (certified by the Secretary of State of Georgia) and ByLaws of Environmental (certified by its Secretary).


      (2) Plumbing is a corporation duly organized and legally existing in good standing under the laws of the State of Georgia, and has all requisite

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      corporate power to carry on its business as now conducted. Plumbing is qualified to do business in the State of Georgia which is the only state which by the nature of the business of Plumbing and the character of the properties owned or leased by it requires qualification to do business as a foreign corporation. Seller has delivered to Buyer a true and correct copy of the Articles of Incorporation of Plumbing (certified by the Secretary of State of Georgia) and ByLaws of Plumbing (certified by its Secretary).

B. SUBSIDIARIES OR OTHER ENTITIES. Except as described on Schedule 4(b) attached hereto, none of the Companies has any investments or ownership interests in any corporations, partnerships, joint ventures or other business enterprises.

C.    CAPITALIZATION.

      (1) Environmental is authorized to issue _________shares of common stock, ________ par value, of which ________shares are issued and outstanding at the time of the execution of this Agreement. All of the issued and outstanding shares of capital stock of Environmental have been duly issued, are validly outstanding, are fully paid and nonassessable, and are held of record and beneficially by Seller; there are no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued share of the capital stock of Environmental. Environmental has no liability for dividends declared and unpaid. Prior to Closing, the Seller shall not, and shall not permit Environmental, to issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the Environmental capital stock.


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      (2) Plumbing is authorized to issue _______share of common stock,
      _______par value, of which _________ shares are issued and outstanding at the time of the execution of this Agreement. All of the issued and outstanding shares of capital stock of Plumbing have been duly issued, are validly outstanding, are fully paid and nonassessable, and are held of record and beneficially by Seller; there are no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued shares of the capital stock of Plumbing. Plumbing has no liability for dividends declared and unpaid. Prior to Closing, the Seller shall not, and shall not permit Plumbing, to issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the Plumbing capital stock.


D. STOCK OWNERSHIP. Seller has, and at the time of Closing will have, good and marketable title to the Acquisition Stock, and there are, and at the time of Closing will be, no impediments to the sale and transfer of the Acquisition Stock to Buyer. Upon delivery of the Acquisition Stock to Buyer, the Acquisition Stock (i) shall constitute all of the issued and outstanding shares of capital stock of the Companies, and (ii) shall be free and clear of all security interests, liens, charges, pledges, mortgages, encumbrances or rights of third parties whatsoever.

E.    FINANCIAL CONDITION.

      (1) Seller has furnished to Buyer copies of the following consolidated financial statements of the Companies, all of which are true and complete in all material respects and have been prepared in accordance with generally accepted accounting


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      principles consistently applied (except to the extent otherwise reported):


            (a) A consolidated balance sheet ("Balance Sheet") of the Companies as of June 30, 2001; and,

            (b) Consolidated statements of income and retained earnings of the Companies for the twelve (12) months ended December 31, 2000, and for the 6 month period ended June 30, 2001. (Collectively, the Balance Sheet and statements of income and retained earnings are hereinafter referred to as the "Financial Statements").


      (2) The Financial Statements are complete and correct and in accordance with the books of account and records of the Companies and present fairly the financial position of the Companies' business and the income, stockholders' equity and cash flow of the Companies' business at the dates and for the periods indicated.

      (3) Seller warrants that the aggregate assets of the Companies, exclusive of goodwill, will, on the date of closing, equal or exceed the aggregate assets of the Companies as of May 31, 2001. All term liabilities of the Companies shall be paid on or before the Closing Date. The purchase price shall be adjusted as set forth in paragraph 10 if either of these representations is not correct.

      (4) Seller warrants that Companies' networking capital, as of the date of closing, will equal or exceed the amount of the company's networking capital on May 31, 2001. If not, the purchase price shall be adjusted as set forth in paragraph.

F.    ASSETS.

      (1) The Companies and/or Seller have good and marketable title to, and are in possession of, all of the assets, equipment, vehicles, properties and rights,

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      including all properties, assets, vehicles and equipment listed on
      Schedule 4-F-1 and 4-F-1(a) attached hereto and as shown on the Balance Sheet, free and clear of all liabilities, mortgages, liens, pledges, security interests, restrictions, conditional sales agreements, title retention agreements, charges or encumbrances except as shown on the Balance Sheet. Seller represents that Schedule 4-F-1 sets forth a list of all material items of equipment, vehicles, properties, inventory, containers, machinery, shop equipment, welders, grinders, work benches, jacks, stands, parts, office furniture, fixtures, computer hardware/software and equipment owned by the Companies as of the date of this Agreement and used in connection with its business operations (hereinafter sometimes referred to as the "Operating Equipment"); such list identifies the Operating Equipment by size, manufacturer, model number and serial number, where available.

      (2) Except as set forth on Schedule 4-F-2, all of the Operating Equipment is in good operating condition (normal wear and tear excepted), has been well maintained, and is in adequate condition to service the Companies' Customer Accounts (as herein defined) and to conduct the operations of the Companies existing on the Closing Date.

      (3) There has not been any material change in the Operating Equipment, in the aggregate, since the inspection of such Operating Equipment by Buyer on _________________, and there shall not be any material change in the Operating Equipment, in the aggregate, subsequent to a final inspection of the Operating Equipment to be performed by Buyer and Seller prior to Closing.

      (4) Schedule 4-F-4 shall identify all assets and property of the Companies which shall

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      be excluded from this Agreement (Excluded Assets).

G. LIABILITIES. Except as set forth in Schedule 4-G attached hereto or in the Financial Statements submitted to Buyer, or in any other Exhibit delivered pursuant hereto, neither the Companies nor their assets or properties, nor the assets of the Atlanta service center are subject to any liabilities or obligations (accrued, absolute, contingent or otherwise), except for liabilities incurred in the ordinary course of business affairs and none of the Companies or Seller is in material default in respect of any material term or condition of any material indebtedness or liability. The transactions contemplated by this Agreement do not and will not subject any of the Companies, Seller or the Buyer to any claim or liability for any obligation, debt or contract other than as specifically disclosed in this Agreement and the Schedules attached hereto. All the required consents of creditors, if any, have been, or by Closing will be, obtained for performance of this Agreement.

H.    CUSTOMER ACCOUNTS, MUNICIPAL CONTRACTS AND RELATED MATTERS.

      (1) Customer Accounts are the commercial, industrial, municipal, and residential accounts of the Companies pursuant to which the Companies provide waste removal, collections, incorporation, storage and/or disposal. Customer accounts as to the Atlanta service center are all commercial, industrial, municipal, and residential plumbing accounts. Said Customer Accounts are listed on Schedule 4- H-1 and 4-H-1(a) attached hereto. (Each of the Customer Accounts listed in said Schedules shall identify the name and address of each of the Customer Accounts, and shall reflect as to each the current monthly billing amount, frequency of service and size and type of container).

      (2) Schedule 4-H-2 is a true, accurate and complete listing of all written service


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      agreements, franchises, licenses or other contracts, if any, to which any of the Companies or the Atlanta service center is a party and which relate to Customer Accounts. Original copies of all such contracts shall be delivered by the Seller to the Buyer no later than the Closing Date, and such copies shall be true, accurate and complete and shall include all amendments, supplements or other modifications to such contracts. Except as disclosed in Schedule 4-H-2, none of the Companies or any other party to any of the Companies' municipal contracts or Customer Accounts is in material default or alleged to be in material default thereunder and there exists no condition or event which, after notice or the lapse of time or both, would constitute such a default. The sale, transfer and assignment of the Acquisition Property will not result in a breach, violation or default of any of the Companies' municipal contracts or Customer Accounts, and all of the Companies' municipal contracts and Customer Accounts will remain in full force and effect as if there had been no sale, transfer and assignment thereof.

      (3) Except as otherwise disclosed in Schedule 4-H-3, the Seller knows of no oral or written communication, fact, event or action which exists or has occurred within 30 days prior to the date of the execution of this Agreement, which would tend to indicate that any current customers of any of the Companies or the Atlanta service center intends to terminate their business relationship with any of the Companies or the Atlanta service center.

      (4) Except for deminimis amounts, none of the Customer Accounts, service agreements, franchises, licenses, or other contracts for collection and transportation of waste, in any manner involve the collection or transportation of



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      waste materials classified as special, hazardous, toxic, chemical or radioactive under the laws of the United States or of any state or other governmental jurisdiction in which the Companies conduct collection and transportation operations, or under any rules or regulations promulgated by any administrative agency thereof.

I. MATERIAL CONTRACTS. Attached hereto as Schedule 4-I is a list and brief description, as of the date of this Agreement, of certain leases, contracts, commitments, agreements and other documents to which any of the Companies is a party or by which any of the Companies is bound and which is related to the operation of its business to the best of Seller's knowledge. Except for contracts and documents listed in Schedule 4-I, none of the Companies is a party to or bound by any written or oral (i) contracts not made in the ordinary course of business; (ii) employment contracts, other than those terminable at will; (iii) contracts with any labor union or association; (iv) bonus, pension, profit sharing, retirement, hospitalization, insurance or other plan providing employee benefits; (v) leases with respect to any property, real or personal, whether as lessor or lessee; (vi) continuing contracts for the future purchase of materials, supplies or equipment in excess of the requirements of its business now booked; (vii) contracts or commitment for capital expenditures; (viii) contracts continuing over a period of more than six
      (6) months from its date; or (ix) material contracts necessary to conduct the operations and business of the Companies. A true copy of each contract, commitment and agreement listed on Schedule 4-I will be furnished to Buyer prior to Closing.

J. EMPLOYEES-LABOR MATTERS. The Companies have generally enjoyed a good employer- employee relationship with employees. Attached hereto as
      Schedule 4-J is a complete list

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      of all employees of each of the Companies whose duties are related to the operation of the business of the Companies. Seller warrants there exists no pending or threatened actions by any employees alleging sex, age, race, or other discriminatory practices, no current effort to organize these employees into collective bargaining units, and no collective bargaining agreement is in effect. There are no contracts, written or oral, between any of the Companies and any employees, except as specifically disclosed in Schedule 4-J.

K. INSURANCE. The Companies maintain in effect insurance covering assets and businesses and any liabilities relating thereto in an amount believed adequate by the Seller, and such insurance coverage shall be maintained by the Companies through the Closing Date. Between the date hereof and the Closing Date, the Seller shall cause the Companies to furnish to the Buyer such information as the Buyer shall reasonably request regarding the Companies' insurance. Except as set forth in Schedule 4-K attached hereto, there are no pending material property damage or personal injury claims by or against any of the Companies or assets of the Companies.

L. LICENSES AND PERMITS. The Companies possess all licenses and other required governmental or official approvals, permits or authorizations, if any, the failure to possess which would have a material adverse effect on the businesses, financial condition or results of operations of the Companies including, without limitation, all common carrier rights, certificates of public need, waste material transportation permits, trademarks and trade names necessary to carry on business as now being conducted, without known conflict with valid licenses, permits, trademarks, and trade names of others. All such licenses and permits are in full force and effect, and no violations are or have been recorded in respect to any thereof, and no proceeding is pending, or to the knowledge of Seller threatened, to

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      revoke suspend or otherwise limit such licenses or permits. All licenses and permits will survive the Closing of the transactions contemplated by this Agreement.

M. TAX MATTERS. The Companies have timely filed all federal, state, sales tax, franchise tax, and other tax returns which are required to be filed and have paid or have made provision for the payment of all taxes which have or may become due pursuant to said returns. All taxes, including, without limitation, withholding and social security taxes due with respect to all of the Companies' employee, federal and state income tax liabilities, corporate franchise taxes, sales, use, excise and ad valorem taxes, due, payable or accrued by each of the Companies on or before the Closing Date have or will be paid. The Companies have filed all reports required to be filed with all such taxing authorities. Seller shall be responsible for any tax liability attributable to operations of the Companies prior to Closing.

N. LITIGATION. Except as disclosed in Schedule 4-N attached hereto, none of the Companies nor Seller has received any notices of material default and none of the Companies nor Seller is in material default of (i) any order, writ, injunction or decree of any court, or any federal, state, municipal or other governmental department, commission, board, bureau or instrumentality, or (ii) any agreement or obligation to which Seller or any of the Companies is a party or by which Seller or any of the Companies is bound to or to which Seller or any of the Companies or any of the property of Seller or any of the Companies' may be subject. Except as disclosed in Schedule 4-N, there are no material outstanding claims, actions, suits, proceedings or investigations pending or threatened against Seller or any of the Companies or which affect any of the Companies or any assets or property of Seller or the Companies, at law or in equity before or by

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      any federal, state, municipal court or other governmental department, authority, commission, board, bureau, agency or instrumentality.

O. COMPLIANCE WITH LAWS. Except as otherwise disclosed in Schedule 4-O attached hereto, Seller and the Companies are in compliance in all material respects with all federal, state, and local laws, ordinances, regulations, rules, and orders applicable to Seller or the Companies or to assets of Seller or the Companies including, without limitation, all laws and regulations relating to the protection of the environment, the safe conduct of Seller's or the Companies' business, anti-competitive practices, discrimination, employment, wage and hour practices and health. None of the Companies nor Seller has received notification of any asserted past or present failure to comply with any of such laws or regulations.

P. ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 4-P attached hereto, there are no claims, actions, suits, proceedings or investigations relating to any Environmental Law (as hereinafter defined) pending or threatened against or affecting Seller or any of the Companies. Except as set forth on Schedule 4-P attached hereto: (i) no release of any hazardous substance, medical waste, toxic waste or controlled substance has occurred or is occurring as a result of the business of Seller or any of the Companies; (ii) no hazardous substance, medical waste, toxic waste or controlled substance is currently present at, or has been previously generated, stored, treated or disposed of at any landfill by any of the Companies or through the conduct of the business of Seller or any of the Companies except deminimis amounts mixed with household waste; (iii) no underground or partially underground storage tank has been or is currently located at any facility of Seller or of any of the Companies; (iv) the business, activities and processes heretofore conducted by



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      Seller and the Companies comply in all material respects with all applicable Environmental Laws; (v) no facility of Seller or any of the Companies is listed on any list, registry or other compilation of sites that require, or potentially require, removal, remedial action or any other response under any Environmental Law as the result of the presence, release or potential release of any hazardous substance, medical waste, toxic waste, or controlled substance; (vi) neither Seller nor any of the Companies has received any notice that any of the Companies is liable or responsible, or potentially liable or responsible, for any costs of any removal, remedial action or other response under any Environmental Law as the result of the presence, release or potential release of any hazardous substance, medical waste, toxic waste, or controlled substance; and (viii) there is no pending litigation or administrative proceeding (and neither Seller nor any of the Companies know or has reason to know of any potential or threatened litigation or administrative proceeding) in which it is asserted that any of the Companies has violated or is not in compliance with any material Environmental Law. "Environmental Law" means all laws, statutes or acts of the United States of America, the State of Georgia, or any political subdivision thereof, that relate to the condition of the air, ground or surface water, land or other parts of the environment, to the release or potential release of any substance or radiation into the air, ground or surface water, land or other parts of the environment, or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or other handling of substances that might pollute, contaminate or be hazardous or toxic if present in the air, ground or surface water, land, or other parts of the environment. None of the Companies nor Seller has received any written notice to the effect that the landfills and other disposal sites to which waste material transported by


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      Seller or any of the Companies has been delivered are not properly licensed pursuant to applicable Environmental Laws to receive the material disposed of therein.

Q. NO BROKERS' OR AGENTS' FEES. No agent, broker, finder, representative or other person or entity acting pursuant to authority of the Seller will be entitled to any commission or finder's fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.

R. NO MATERIAL OR ADVERSE CHANGE. Except as otherwise disclosed in Schedule 4-R attached hereto, since June 30, 2001, there has not been: (i) any material adverse change in the financial condition, assets, liabilities, business or results of operations of any of the Companies; (ii) any threatened or prospective event or condition of any character whatsoever which could materially and adversely affect the business, financial condition or results of operations of any of the Companies; (iii) any sale or other disposition of any of the Companies' assets other than in the ordinary course of business; or (iv) any damage, destruction or loss (whether or not insured) materially and adversely affecting the property, business or prospects of any of the Companies.

S. DUE AUTHORIZATION AND ABSENCE OF BREACH. This Agreement and all other agreements of the Seller contemplated hereunder constitute valid and binding obligations of the Seller, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement (or any agreement contemplated hereunder) nor the consummation of the transactions contemplated hereby will; (i) conflict with or violate any provisions of the Articles of Incorporation or By-Laws of Seller or of any of the Companies; (ii) conflict with or violate any decree, writ, injunction or order of any court or administrative or other governmental body which is applicable to, binding upon or

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      enforceable against any of the Companies or Seller; or (iii) except as set forth on Schedule 4-S result in any breach of or default (or give rise to any right of termination, cancellation or acceleration) under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Seller or any of the Companies or assets of the Companies.

T. AUTHORITY TO CONTRACT. Seller has the full power, right and authority to enter into and perform this Agreement without the consent of any person, entity or governmental agency, and the consummation of the transactions contemplated by this Agreement will not result in the breach or termination of any provision of or constitute a default under any lease, indenture, mortgage, deed of trust or other agreement or instrument or any order, decree, statute or restriction to which Seller or any of the Companies are a party or by which any of the properties of the Companies or the Atlanta service center is bound or to which the outstanding shares of stock of any of the Companies or any of the properties of the Companies is subject.

U. ACCURACY OF THE INFORMATION FURNISHED BY THE SELLER. No representation, statement or information made or furnished by the Seller to the Buyer, including those contained in this Agreement and the various exhibits attached hereto and the other information and statements referred to herein contains or shall contain any untrue statement of any material fact.

5. REPRESENTATION AND WARRANTIES OF BUYER. In order to induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereunder, the Buyer hereby makes the following representations, warranties, covenants and agreements:

      A. ORGANIZATION AND EXISTENCE. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all the requisite corporate power and authority to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement.


      B. AUTHORITY TO CONTRACT. The execution, delivery and performance of this Agreement by Buyer has been duly approved by its Board of Directors, and no further corporate action is necessary on the part of the Buyer to consummate the transactions contemplated by this Agreement, assuming due execution of this Agreement by the parties.

      C. NO BROKER'S OR AGENT'S FEES. No agent, broker, finder, representative or other person or entity acting pursuant to the authority of the Buyer will be entitled to any commission or finder's fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.

      D. ACCURACY OF INFORMATION FURNISHED BY BUYER. No representation, statement or information made or furnished by Buyer to the Seller in this Agreement, or in connection with the transactions contemplated hereby contains, or shall contain any untrue statement of any material fact or omits or shall omit any material fact necessary to make the information contained herein true.

6. ADDITIONAL AGREEMENT OF THE SELLER. The Seller further agrees with the Buyer as follows:

      A. ACCESS TO OFFICES AND RECORDS. The Seller shall cause the Companies to afford representatives of the Buyer, from and after the date of execution of this


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      Agreement, full access, during normal business hours and upon reasonable notice, to all offices, books, properties, contracts, documents and records of the Companies and to furnish to the Buyer or its representatives all additional information, including financial or operating information with respect to the business and affairs of the Companies that the Buyer or its representatives may reasonably request. Provided, however, that any furnishing of such information to the Buyer and any investigation by the Buyer shall not affect the right of the Buyer to rely solely upon the representations and warranties made by the Seller in or pursuant to this Agreement; and provided further, that the Buyer:
      (i) will hold in strict confidence all documents and information concerning the Companies so furnished; and (ii) will promptly return all such documents and all copies to the Companies if this Agreement is not closed for any reason.

      B. CONDUCT OF BUSINESS PENDING THE CLOSING. From and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided by the prior written consent or approval of the Buyer:


            (1) The Seller will cause the Companies to conduct business and operations in the manner in which the same has heretofore been conducted and Seller will use its best efforts to cause the companies to: (i) preserve the Companies' current business organization intact, (ii) keep available to the Buyer the services of the Companies' and the Atlanta service center's current employees and the Companies' agents and distributors; and (iii) preserve the Companies' and the Atlanta service center's current relationships with customers, suppliers and others having business dealings with the Companies or the Atlanta Service Center.

            (2) The Seller will cause the Companies and the Atlanta service center to maintain all its properties in customary repair, order and condition, reasonable wear and use excepted, and will maintain its existing insurance upon all of its properties and with respect to the conduct of its business in such amounts and of such kinds comparable to that in effect on the date of this Agreement.

            (3) The Seller will take action to insure that none of the Companies will: (i) pay any bonus or increase the rate of compensation of any of the Companies' employees or enter into any new employment agreement or amend any existing employment agreement; (ii) make any general increase in the compensation or rate of compensation payable or to become payable to the Companies' hourly-rated employees; (iii) sell or transfer any of the Companies' assets; (iv) obligate itself for capital expenditures other than in the ordinary course of business and not unusual in amount; or (v) incur any material obligations or liabilities, which are not in the ordinary course of business, or enter into any material transaction.

            (4) The Seller shall not, and shall not permit any of the Companies to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of the Acquisition Stock.

C. EXECUTION OF FURTHER DOCUMENTS BY SELLER. From and after the Closing, upon the reasonable request of the Buyer, the Seller shall execute, acknowledge and deliver such documents as may be appropriate to carry out the transactions contemplated by this Agreement.

D.    INDEMNIFICATION BY SELLER.

      (1) The Seller will indemnify and hold the Buyer harmless from and against any and all damage, loss, cost deficiency, assessment, liability or other expense (including reasonable attorney's fees, costs of court and litigation expenses, if any) suffered, incurred or paid by the Buyer as a result of:

            (a) The untruth, inaccuracy, breach, or violation of representation, warranty, covenant or other obligation of the Seller set forth in or made in connection with this Agreement;

            (b) The assertion against the Buyer or any of the Companies of any material liability or obligation of any of the Companies or of any claim relating to the operation of the Companies' businesses, prior to the Closing Date, whether absolute or contingent, matured or unmatured, known or unknown as of the Closing Date (including, without limitation, customer claims or disputes); and

            (c) The enforcement of the Buyer's right to indemnification under this Agreement.

      (2) The Buyer shall give written notice to the Seller of any claim, action, suit, or proceeding relating to the indemnity herein provided by Seller not later than ten (10) days after Buyer has received notice thereof. Seller shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel

      (which counsel shall be reasonably satisfactory to Buyer), any such action, suit, or proceeding. Buyer and Seller agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto.

      (3) The remedies provided in Paragraph 6.D. hereof shall be cumulative and shall not preclude assertion by the Buyer of any other rights or the seeking of any other remedies available against the Seller at law or in equity.

7.    ADDITIONAL AGREEMENT OF THE BUYER.

      A. EXECUTION OF FURTHER DOCUMENTS BY BUYER. From and after the Closing, upon reasonable request of Seller, Buyer shall execute, acknowledge and deliver to Seller all such further documents as may be appropriate to carry out the transactions contemplated by this Agreement.

      B. INDEMNIFICATION BY BUYER.

         (1) The Buyer will indemnify and hold the Seller harmless from and against any and all damages, loss, cost, deficiency assessment, liability or other expense (including reasonable attorney's fees, costs of court and costs of litigation, if any) suffered, incurred or paid by the Seller as a result of:

                  (a) The untruth, inaccuracy, breach or violation of any representation, warranty, covenant or other obligation of the Buyer set forth in or made in connection with this Agreement;

                  (b) The assertion against the Seller of any liability or obligation of the Buyer or any of the Companies or of any claim relating to the operation of the Companies' business subsequent to the Closing Date (including, without limitation, customer claims or disputes); or,

            (c) The enforcement of the Seller's right to indemnification under this Agreement.

      (2) The Seller shall give written notice to the Buyer of any claim, action, suit or proceeding relating to the indemnity herein provided by Buyer not later than ten (10) days after Seller has received notice thereof. Buyer shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel (which counsel shall be reasonably satisfactory to Seller), any such action, suit or proceeding. Seller and Buyer agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto.

      (3) Except as herein expressly provided, the remedies provided in Paragraph 7.B. hereof shall be cumulative and shall not preclude assertion by the Seller of any other rights or the seeking of any other remedies available against the Buyer at law or in equity.

8. CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

      A. VALIDITY OF SELLER'S REPRESENTATIONS. All representations and warranties of the Seller contained in this Agreement or otherwise made in writing pursuant to this Agreement shall have been true and correct at and as of the date hereof and they shall be true and correct at and as of the Closing Date, with the same force and effect as made at and as of the Closing Date.

      B. PRE-CLOSING OBLIGATIONS. The Seller shall have performed and complied with all the obligations and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing Date, including the execution and delivery of all documents and contracts required to be delivered at or before the Closing Date pursuant to this Agreement.

      C. OPINION OF COUNSEL FOR SELLER. The Buyer shall have received a favorable opinion from counsel for the Seller dated the date of the Closing, in form satisfactory to counsel for the Buyer, to the effect that:

            (1) Each of the Companies is a corporation duly organized and legally existing in good standing under the laws of its respective jurisdiction and its has the corporate power and authority to carry on its business as now being conducted and to own or hold under lease, or otherwise, its assets

            (2) This Agreement has been duly executed and delivered by the Seller, and constitutes a valid, enforceable and binding obligation of the Seller pursuant to the terms of this Agreement.

            (3) Except as otherwise disclosed in this Agreement, counsel does not know of any action, suit, investigation or other legal, administrative or arbitration proceeding pending against the Seller or any of the Companies, or which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement or any agreement contemplated herein.

            (4) To the knowledge of such counsel, no consent, authorization, license, franchise, permit, approval or order of any court or governmental agency or body, other than those obtained by Seller and delivered to the Buyer prior to or on the date of the opinion, is required for the sale of the Acquisition Property by the Seller pursuant to this Agreement.

                  (5) The execution and performance of this Agreement by the
            Seller will not violate: (i) the Articles of Incorporation or the By-Laws of any of the Companies, or (ii) any order of any court or other agency of government known to said counsel.

            D. RECEIPT BY THE BUYER OF NECESSARY CONSENTS. All necessary consents or approvals of third parties to any of the transactions contemplated hereby shall have been obtained, and satisfactory evidence of such consents or approvals shall have been delivered to the Buyer at Closing.

            E. RESIGNATION OF OFFICERS AND DIRECTORS. Buyer shall have received the resignations of all officers and directors of the Companies as of the date and hour of closing.

      9. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

            A. VALIDITY OF BUYER'S REPRESENTATIONS. All representations and warranties of the Buyer contained in this Agreement or otherwise made in writing pursuant to this Agreement shall have been true and correct at and as of the date hereof and they shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

            B. PRE-CLOSING OBLIGATIONS. The Buyer shall have performed and complied with all the obligations and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing Date, including the execution an delivery of all documents and contracts required to be delivered at or before the Closing Date pursuant to this Agreement.

      C. CORPORATE AUTHORITY OF BUYER. The execution and performance of this Agreement by the Buyer shall have been duly and legally authorized in accordance with applicable law, and the Buyer shall have furnished to counsel for the Seller certified copies of resolutions adopted by the Board of Directors of the Buyer authorizing and approving the execution and delivery of this Agreement and performance of the transactions contemplated hereunder.

      D. OPINION OF COUNSEL FOR BUYER. The Seller shall have received a favorable opinion from counsel for the Buyer dated the date of the Closing, in form satisfactory to counsel for the Seller, to the effect that:

            (1) The Buyer is a corporation, duly organized and legally existing in good standing under the laws of the State of Georgia, and it has the corporate power and authority to carry on its business as now being conducted and to carry out the transactions and agreements contemplated hereby.

            (2) All corporate and other proceedings required to be taken by or on the part of the Buyer in order to authorize it to perform its obligations hereunder have been duly and properly taken, including any necessary approval or authorization by the Board of Directors of the Buyer.

            (3) This Agreement has been duly executed and delivered by the Buyer and constitutes a valid, enforceable and binding obligation of the Buyer pursuant to the terms of this Agreement.

            (4) Except as otherwise disclosed in this Agreement, said counsel does not know of any action, suit, investigation or other legal, administrative or arbitration proceeding which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement or any agreement contemplated herein.

            (5) The execution and performance of this Agreement by the Buyer will not violate: (i) the Articles of Incorporation or the By-Laws of the Buyer; or (ii) any order of any court or other agency of government known to said counsel.

10.   ADJUSTMENT TO PURCHASE PRICE.

      A. The Purchase Price shall be adjusted as follows:

            1. If the Companies' networking capital (defined as current assets, minus current liabilities) as of the Closing Date is less than the Company's networking capital as of May 31, 2001, then such deficiency shall be deducted from the cash portion of the Purchase Price.

            2. As provided in Section 4, Paragraph E (3), if the Companies' aggregate assets on the date of closing do not equal or exceed the companies' aggregate assets as of May 31, 2001, the deficiency shall be deducted from the cash portion of the sales price.

            3. As provided in Section 4, Paragraph E (3) if all of the Companies' term liabilities have not been paid by closing, the amount left unpaid shall be deducted from the cash portion of the sales price, at closing, and paid at closing.

      B. Any adjustments to be made under this paragraph (other than A(3)) shall be made 30 days after the Closing Date ("the Adjustment Date"). Current assets and liabilities shall be determined in accordance with generally accepted accounting principles Seller shall reimburse Buyer for any deficiencies within 10 days of the adjustment date.

11.   SELLER'S NON-COMPETE AND NON-SOLICITATION AGREEMENT.

As inducement to Buyer to enter into this Agreement and perform its obligations hereunder, and in consideration of the payments to Seller pursuant to this Agreement the Seller hereby releases John B. Hulsey, Jr., Greg W. Loyd, and any and all other persons, corporations, partnerships, limited liability companies, or other entity whatsoever from any and all non-compete provisions non-solicitation provisions, non-disclosure provisions, or provisions by whatever name or label contained in the Stock Purchase Agreement or any other agreement, including, but not limited to, employment agreements, which limit a releasee's ability to compete with Seller, entered into by any releasee with Seller or any other entity pursuant to the purchase by Seller of either of the Companies.

12.   OTHER PROVISIONS.

      A. INCOMPLETE EXHIBITS. The parties hereto acknowledge and agree (a) that many, if not all, of the schedules to be attached to this Agreement will not have been prepared by the time of the execution of this Agreement, and
      (b) that consummation of the transactions contemplated by this Agreement are subject to the completion of such exhibits by Seller (to the extent that an exhibit is to be completed by Seller, such exhibit must be reasonably acceptable to Buyer) or

      Buyer (to the extent that an exhibit is to be completed by Buyer, it must be reasonably acceptable to Seller) as the case may be, prior to or at the Closing, pursuant to the terms of the Agreement.

      B. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, obligation and agreements of the parties contained in this Agreement, or in any writing delivered pursuant to provisions of this Agreement, shall survive the Closing for a period of two (2) years with the exception of representations and warranties concerning Paragraph 4.M. hereof, Tax Matters and Paragraph 4.P. hereof, Environmental Matters, which will survive for as long as any claims may be asserted under the applicable periods of limitation for violations of any tax or environmental law, rule or regulation.

      C. WAIVER OR EXTENSION OF CONDITIONS. The Seller or the Buyer may extend the time for or waive the performance of any of the obligations of the other party, waive any inaccuracies in the representations or warranties by the other party, or waive compliance by the other party with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall be in writing and signed by the Seller and Buyer. Any such extension or waiver shall not act as a waiver or an extension of any other provision of this Agreement.

      D. NOTICES. Any notice, request or other documents shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the following addresses, or such other address as such party may hereafter designate by written notice to all parties, which notice shall be effective as of the date of posting:

                        (1)         If to the Buyer:

                                    Tempered Air Systems, Inc.
                                    825 Oak Street
                                    Gainesville, GA 30501

                                    Copy to:

                                    Edward L. Hartness, Esq.
                                    620 Spring Street
                                    P.O. Box 29
                                    Gainesville, GA 30503

                        (2)         If to the Seller:

                                    EarthCare Company
                                    14901 Quorum Drive
                                    Suite 200
                                    Dallas, TX 75240

                                    Copy to:

                                    Robert C. Gist, Esq.
                                    12809 Plum Hollow Drive
                                    Oklahoma City, OK 73142-5148

      E. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Georgia.

      F. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

      G. HEADINGS. The subject headings of the Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

      H. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      I. ARBITRATION. Any controversy or claim arising out of, in connection with, or relating to this Agreement or a breach thereof shall be settled by binding arbitration in Gainesville, Georgia. The arbitration panel shall be comprised of three arbitrators. Each party shall appoint one arbitrator for the panel and the two so appointed shall appoint a third. The panel shall resolve the dispute within sixty (60) days of the appointment of the panel and shall notify the parties of its findings in writing. Each party agrees to bear its own costs of arbitrators and to split equally the cost of the third arbitrator.

      J. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the schedules attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties, and supersede any prior agreements and understandings relating to the subject matter hereof. This Agreement may be modified or amended by a written instrument executed by all parties hereto.

      K. REAL PROPERTY. Specifically included in a separate agreement between John B. Hulsey, Jr. and Seller is the sale of the real property located on Calvary Church Road, consisting of approximately 7 acres of land and includes a 10,000 square foot building. Buyer's obligation to close this Agreement is specifically conditioned on Seller simultaneously closing the sale of said real property with John B. Hulsey, Jr.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the________ day of _________, 2001.


"Seller"

EarthCare Company


By:
    ---------------------------------



"Buyer"

Tempered Air Systems, Inc.


By:
    ---------------------------------